Exhibit 17(k)

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735	Vote by Touch-Tone Phone, by Mail, or via the Internet!
	CALL:	To vote by phone call toll-free 1-800-690-6903 and follow the recorded instructions.
	LOG-ON:	Vote on the internet at www.proxyvote.com and follow the on-screen instructions.
	MAIL:	Return the signed proxy card in the enclosed envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M58321-TBD KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

100% U.S. TREASURY MONEY MARKET FUND

Vote on Proposal
		For	Against	Abstain
1.

To approve an Agreement and Plan of Reorganization (the “Plan”) relating to HighMark 100% U.S. Treasury Money Market Fund, pursuant to which HighMark 100% U.S. Treasury Money Market Fund would transfer all of its assets in exchange for (i) the assumption by the U.S. Treasury Portfolio, a series of Daily Income Fund, of the HighMark 100% U.S. Treasury Money Market Fund’s liabilities, expenses, costs and charges that are any of: (A) reflected in the calculation of the net asset value of the HighMark 100% U.S. Treasury Money Market Fund as of the valuation date, (B) constitute ordinary course liabilities of the HighMark 100% U.S. treasury Money Market Fund (including, without limitation, liabilities associated with securities transactions subject to settlement and contractual liabilities) that have either been disclosed to the U.S. Treasury Portfolio as listed on Schedule A of the Plan or that are reflected on the books and records of the U.S. Treasury Portfolio or (C) otherwise disclosed to the U.S. Treasury Portfolio, and (ii) Investor Select Shares and Fiduciary Shares of the U.S. Treasury Portfolio, which shares will then be distributed by HighMark 100% U.S. Treasury Money Market Fund to the holders of its shares in complete liquidation thereof.

		☐	☐	☐

2.	To transact such other business as may properly be presented at the Special Meeting or any postponement or adjournment thereof.

The shares represented by each properly executed proxy will be voted in the manner specified in such proxy and, in the absence of specifcation, will be treated as granting authority to vote FOR the proposal.

IMPORTANT: Please sign legibly and exactly as the name appears on this card. Joint owners must EACH sign the proxy. When signing as executor, administrator, attorney, trustee or guardian, or as custodian for a minor, please give the FULL title of such. If a corporation, please give the FULL corporate name and indicate the signer’s office. If a partner, please sign in the partnership name.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners] [PLEASE SIGN WITHIN BOX]	Date

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M58322-TBD

HighMark Funds

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON JULY [11], 2013

This proxy is solicited by the Board of Trustees of HighMark Funds (the “Trust”) for use at a Special Meeting of Shareholders of HighMark 100% U.S. Treasury Money Market Fund to be held on July [11], 2013 at [3:00 PM] [Eastern] Time at the offices of [BNY Mellon Asset Servicing at 201 Washington Street, 34th Floor, Boston, MA 02108].

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY [11], 2013: THE PROXY STATEMENT IS AVAILABLE AT WWW.PROXYVOTE.COM.

You may obtain a copy of the related proxy statement, the accompanying Notice of Special Meeting of Shareholders, and the form of proxy card without charge by visiting www.proxyvote.com. You may obtain a copy of the Funds’ most recent shareholder report(s) without charge from HighMark 100% U.S. Treasury Money Market Fund, C/o HighMark Funds Administration, 350 California Street, Suite 1600, San Francisco, CA 94104 by calling 1-800-433-6884 or by downloading it from www.HighMarkFunds.com.

The undersigned hereby appoints [Helen Robichaud] and [Kathleen O’Neill], and each of them separately, with full power of substitution, as proxies of the undersigned, to represent the undersigned, and to vote, as designated on the reverse side of this proxy card, at the above-stated Special Meeting and at any and all adjournments and postponements thereof, all units of beneficial interest in the Funds that the undersigned is entitled to vote at the Special Meeting, and at any and all adjournments and postponements thereof, on the matter listed on the reverse side of this proxy card and in their discretion on any other matter which may come before the Special Meeting, and at any and all adjournments and postponements thereof.

*** IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE ***